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                                                              Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-44449, 33-48841, and 333-78153 on Form S-8 of Applied Extrusion
Technologies, Inc. of our report dated November 19, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for start up costs in the year ended September 30, 1998) appearing in the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 7, 1999